SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 33-27610-A

Date of Report: November 13, 2007

STANDARD COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware                                                                                                                                                                       20-8296010

(State of other jurisdiction of

(IRS Employer

incorporation or organization

Identification No.)

100 Wall Street, 15th Floor, New York, NY                                                                                                                      10005

(Address of principal executive offices)

(Zip Code)

(212) 232-0120

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 2.01

Completion of Acquisition of Assets

Item 3.02

Unregistered Sale of Equity Securities

Item 5.01

Changes in Control of Registrant

Item 5.06

Change in Shell Company Status

On November 13, 2007 Standard Commerce, Inc. (“Standard Commerce”) acquired the outstanding capital stock of American Jianye Ethanol Company, Inc., a Delaware corporation (“American Jianye”).  American Jianye is a holding company that owns all of the registered capital of Zhao Dong Jianye Fuel Co., Ltd. (“Zhao Dong Jianye Fuel”), a corporation organized under the laws of The People’s Republic of China.  Zhao Dong Jianye Fuel is engaged in the business of manufacturing and marketing ethanol and methanol for use as automobile fuel in The People’s Republic of China.  The majority shareholder of American Jianye is Jianye Wang, who is the sole director and Chief Executive Officer of Standard Commerce.

In exchange for the capital stock of American Jianye, Standard Commerce issued to the shareholders of American Jianye 189,901,500 shares of its common stock, representing 97.46% of the outstanding shares of Standard Commerce.  At the same time, Jianye Wang purchased 3,000,000 shares of Standard Commerce common stock from Huaqin Zhou, Ying Wang and Huakang Zhou for a price of $550,000.

Principal Shareholders

Upon completion of the Merger, there were 194,850,000 shares of Standard Commerce common stock issued and outstanding.  The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of the date of completion of the Merger by the following:

•

each shareholder who beneficially owns more than 5% of our common stock (on a fully-diluted basis);

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Jianye Wang, our Chief Executive Officer

•

each of the members of the Board of Directors; and

•

all of our officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class
Jianye Wang	99,373,500	51.0%
Meili Xu	19,485,000	10.0%
Haipeng Wang	17,536,500	9.0%
Shubo Yu	11,691,000	6.0%
Yandong Dou	9,742,500	5.0%
All officers and directors as a group (1 person)	99,373,500	51.0%

________________________________

(1)

Except as otherwise noted, each shareholder’s address is c/o Zhao Dong Jianye Fuel Co., Ltd., 47 Huagong Road, Zhao Dong City, Heilongjiang Province, P.R. China.

(2)

Except as otherwise noted, all shares are owned of record and beneficially.

INFORMATION REGARDING THE ACQUIRED COMPANIES

Business

American Jianye Ethanol Company, Inc.

American Jianye Ethanol Company, Inc. was organized under the laws of the State of Delaware in March 2007.  It never initiated any business activity.  In November 2007 American Jianye acquired 100% of the registered capital of Zhao Dong Jianye Fuel in exchange for debt and equity in American Jianye.  Those shares represent the only asset of American Jianye.

Zhao Dong Jianye Fuel Co., Ltd.

Zhao Dong Jianye Fuel Co., Ltd. is a private, development stage company that was founded in April 2004 under the laws of the People’s Republic of China with registered capital of RMB 9 million Yuan (US$1.1 million). The Company is located at 47 Huagong Road, Zhaodong City, Heilongjiang Province, in northeastern China. Zhao Dong Ye Fuel engages in the development, manufacture, and distribution of alcohol based automobile fuel.  The Company’s products are designed to function as a lower-cost, more environmentally friendly alternative to conventional gasoline-based auto fuel

Zhao Dong Jianye Fuel was among the first China-based fuel manufacturers to bring to market alcohol-based automobile fuel. Alcohol fuel is an attractive alternative to gasoline for several reasons, including its environmental benefits.  Alcohol-based fuel burns with higher efficiency and significantly lower toxic waste emissions than any lead-free gasoline that meets China’s national GB17930-1999 fuel quality standards. With its average total toxic waste emission level being only 1% of the maximum toxic emission level mandated by the Chinese industry regulators, the quality of alcohol fuel is on par with or exceeds the international fuel quality standards for Type IV lead-free gasoline. In addition, due to the lower costs of the raw materials used in the manufacture process, the average integrated cost of such fuels is only about 4,000-4,150 Renminbi (“RMB”) ($540-560) per ton, lower than the prevailing wholesale price of #93 lead-free gasoline in China by as much as 1,000 RMB ($135) per ton.

Zhao Dong Jianye Fuel has, since its formation, been engaged in developing its products and its refinery.  The Company now has a facility capable of producing 300,000 tons of fuel annually, and has developed the core staff needed for full production operations.  The Company continues to operate only at the scale of small sample production, both for testing purposes and due to a need for working capital to fund the launch of full-scale operations.

The Company is currently capable of producing alcohol-based fuels comparable to lead-free gasoline with octane ratings ranging from #90 to #98. The Company’s products include both ethanol-based fuels (E10, E30, E50, E60, E70, E80 and E85), and methanol-based fuels (M10, M30, M50, M60, M70, M80 and M85), although the primary focus of its business plan is on methanol-based fuels due to their environmental and economic advantages. Recently the Company has also been engaged in research and development of methanol/ethanol blended fuels, including ME80 and ME85.

Physical Plant and Production

The Company’s refinery is located on Tiewei Street, Tiedong District of Zhao Dong City, with a total usable area of 84737.32 m2 (912,105 square feet). Zhao Dong Jianye Fuel holds 30-year use rights on the land that will expire in 2035. The Company’s production facilities cover a total area of 16,000 m2 (172,223 square feet), including 12,000 m2 (129,167 square feet) of actually used area. The physical plant uses clean fuel blending and manufacturing equipment independently developed by the Company itself.  The plant has a daily output capacity of 1,000 tons, and an annual output capacity of 300,000 tons of fuels.  The plant has ready access to utilities, including water and electricity, as well as a dedicated railroad siding. The Company has obtained from the government all of the operational safety permits and environmental compliance certificates necessary to engage in production.

The Company has developed a patented method for blending the raw materials in its manufacture process. This processing technique enables production of Methanol automobile fuel under normal atmospheric conditions and temperatures, as well as at temperatures as low as -30 degrees Celsius (-22 degrees Fahrenheit).  The Company’s refining process produces no significant amount of hazardous waste or pollution.  These qualities, which are superior to those of lead-free gasoline fuel, have been certified by a team of experts organized by the Heilongjiang Province Science & Technology Department.

The key to the efficacy of the Company’s fuels is the unique combination of catalysts with methanol to raise the oxygen content and increase the octane rating of the fuels.  Prior to September 2006, the Company used methyl tertiary-butyl ether (MTBE) as the primary catalyst in its alcohol fuels, following the then-standard international manufacturing practice.  As information became available regarding the risk to the environment of MTBE run-off, the Company had ceased using MTBE as an oxygenate, switching to different, environmental friendly and non-toxic high-carbon derivatives to fulfill the same functions.

To date, the Company has developed six different types of catalysts, which are added into different types of alcohol–based fuels. These catalysts have proven to enhance fuel octane rating and engine power, inhibit the premature oxidation of the fuel, help remove sediment in the carburetor, and prevent the erosion of the engine cylinder surface. Whereas conventional alcohol-based automobile fuels can be used only in specially designed automobile engines, due to problems of corrosion and engine wear, the Company’s fuels can be readily used in ordinary motor vehicle engines, either independently or in combination with gasoline of comparable octane rating. The Company manufactures all six types of catalysts in its factory in Zhao Dong City, Heilongjiang Province.

Raw Materials

The principal raw materials used for the production of alcohol based clean fuels are methanol (methyl alcohol), ethanol (ethyl alcohol), and (3) petroleum distillate.  The Company purchases methanol, ethanol and petroleum distillate, and blends them with the appropriate catalyst according to a fixed ratio (typically 15-85% of methanol or ethanol; 85-12% of petroleum distillate; and 0.5-3% of catalyst), using its proprietary blending technique.

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Methyl alcohol.  Methyl alcohol (CH3OH) is a chemical compound extractable from natural gas and coal. Because the Chinese power grid is heavily dependent on coal power, there is an abundant supply of industrial grade methyl alcohol both in Heilongjiang, the Company’s home province, and nationwide.  Zhao Dong Jianye Fuel purchases methyl alcohol mainly from Hayi Gas Co., Ltd. in Heilongjiang Province, a coal gasification plant with an annual methanol output capacity of 400,000 tons.

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Ethyl alcohol.  Also known as “grain alcohol,” ethyl alcohol can be easily extracted through fermentation of sugar. The Company currently purchases approximately half of its ethyl alcohol supply from Heilongjiang Huarun Alcohol Co., Ltd., approximately one-third from Heilongjiang Fengrun Grain and Oil Co., Ltd., and the remainder from a variety of vendors.

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Petroleum distillate.  Petroleum distillate is a by-product of natural gas extraction and petroleum refining. The Company’s close geographic proximity to Heilongjiang Daqing Oilfield, one of the largest oil fields in China in terms of proven reserves, provides an abundant supply of petroleum distillate. The various natural gas plants, petroleum refineries and fine chemicals plants associated with Daqing Oilfield alone have a total output capacity of 14,000,000 tons of petroleum distillate. The Company currently purchases approximately half of its petroleum distillate requirements from Qinhuangdao Oil Refinery Co., Ltd.  The wholesale price of petroleum distillate fluctuates with that of gasoline, and is generally lower than the latter by 300-400 RMB ($40-53) per ton in China.

Intellectual Property and Testing

Our Chairman, Jianye Wang, also controls Heilongjiang Jianye Fuel Co., Ltd.  That company has licensed to Zhao Dong Jianye Fuel a portfolio of patents, including technologies to manufacture:

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M80-M90 alcohol-based automobile fuels (No. 2006100105225);

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E80-E90 Alcohol-based automobile fuel (No. 200610010523X);

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an ethanol-based clean automobile fuel (No. 2004100480448);

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an ethyl/methyl alcohol based fuels manufacturing method (No. 2006100105244);

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an M80-M90/E80-E90 alcohol-based automobile fuel catalyst manufacturing method (No. 2006100105102);

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an ethanol/methanol degeneration method (No. 20061009907X); and

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a manufacturing method of high-efficiency alcohol-gasoline blended fuel catalyst (No. 2006100099050).

The licenses are indefinite and royalty-free.

There are currently no industry standards for alcohol-based automobile fuel in China. As a forerunner in the industry, the Company itself has set the leading enterprise standards, and has been actively engaged in the development of national as well as provincial industry standards. China’s National Standardization Committee is currently formulating the first set of national standards for alcohol-based fuels, which are expected some time between December 2007 and April 2008.  These will standardize the manufacturing practice and quality control of alcohol-based automobile fuel.  Because of the Company’s involvement in the development of the standards, we expect to be in full compliance with the new standards.

The efficacy of the Company’s M85 and E85 fuels in conventional automobiles was tested positively in April 2007 by the Heilongjiang Provincial Control & Test Institute.  The efficacy of its ME60, M30, M50, M85 and E85 fuels in conventional automobiles was tested with positive results in January 2007 by the Heilongjiang Automobile Products Quality Control Center.  The Company has also been granted High-tech Product and Environmentally Friendly Product certifications by the Heilongjiang Provincial Government and the Zhao Dong Municipal Government.

Marketing

Currently Zhao Dong Jianye Fuel’s sales network covers only its home province. The Company has two sales companies, one in Heilongjiang Province and the other in Beijing. Each of these two sales companies has 6 full-time sales personnel. The Beijing-based sales company coordinates the Company’s overall sales efforts.

The Company plans to sell its fuel products primarily through three channels:

1. Direct to private gas stations;

2. Direct to state-owned refined fuel storage and retail facilities;

3. Distribution through CNPC and PetroChina’s nationwide network.

We expect the largest channel for distribution will be through the regional branches of CNPC and PetroChina, which have indicated a willingness to distribute our fuels to their affiliated gas stations.

Employees

The Company consists of six operational departments: technologies, sales, supply, planning, finance and the general office. There are currently 640 full-time employees, including 12 in management and administrative work, and 16 in R&D. 42% of the Company’s employees have at least a junior college degree or higher. The average age of the employees is 42.

Management’s Discussion and Analysis

Results of Operations

Zhao Dong Jianye Fuel commenced operations in 2004.  Its activities to date, however, have been entirely developmental.  Its research and development efforts have led to the development of a series of fuel products and the award of several patents.  With funds provided by its Chairman, Jianye Wang, it has developed a state-of-the-art refinery for the production of methanol-based fuels.  And it has organized a staff of engineers, managers and sales professionals that will be able to support its full-scale entry into the fuel market.

Revenue-producing activities to date have been wholly incidental to the company’s research and development activities.  Zhao Dong Jianye Fuel has sold modest amounts of fuel to a variety of customers, primarily to (a) develop the channels through which it will market when it commences full scale production and (b) introduce new products to those markets for testing and publicity.  In the fiscal year ended June 30, 2006 these incidental marketing efforts generated $541,103 in revenue.  In the most recent fiscal year, which ended on June 30, 2007, Zhao Dong Jianye Fuel suspended most of its revenue-producing activities in order to focus on internal organization activities.  As a result, revenue for that year fell to $61,555.

In neither fiscal year did the company generate any significant amount of gross profit – in the 2007 fiscal year, it generated negative gross profit.  The primary reason for the lack of gross profit is the inefficiency of the small batch processing of fuel that the company is currently engaged in for testing purposes.  Both the primary raw materials and our final products are highly evaporative liquids, whose properties are substantially affected by the atmospheric conditions. In order to minimize storage loss, we must make frequent purchases of raw materials in relatively small quantities. These have led to relatively high unit costs for raw materials.  At the same time, we must deliver our products promptly after production or they are affected by evaporation.  This necessitates shipping methods that are relatively high cost when applied to small quantities of fuel.  Both of these factors made our preliminary operations inefficient and unprofitable during the past two fiscal years.

When we commence full scale production, we expect our gross profit margin to be significantly higher than that which is customary for refiners of petroleum-based fuels.  This should occur because the market price of the raw materials for methanol-based fuels (i.e.  methanol and petroleum distillate) are substantially lower than the market price for gasoline.  At current market prices, we believe that we will be able to produce methanol-based fuel for $27 to $40 per ton less than the prevailing cost of refining gasoline with comparable octane levels.  The price advantage can only be achieved, however, when we produce our fuels in quantities that make efficient use of our refinery and ship it in quantities that enable us to obtain wholesale shipping charges.  Those conditions will be achieved only after we obtain the funds necessary to bring our operations up to the full production level.

Our selling, general and administrative expenses remained relatively modest in the years ended June 30, 2007 and 2006.  When we commence full-scale production, these expenses will increase significantly, primarily due to (a) increased staff required for production and marketing, (b) increased selling expense required to develop and expanded market for our products, and (c) increased depreciation expense.

Currently, we only depreciate the portion of our facility that has been put into active use.  The denominator for our depreciation calculation will increase when our entire facility is engaged in production.

During the last two fiscal years, as we organized our business, our net loss remained modest, despite our lack of gross profit.  In fiscal 2007 we realized a net loss of $58,111.  Our net loss for fiscal 2006 was $91,261.  The primary factor enabling us to reach our current condition without incurring large losses was the willingness of our shareholders to serve our company for minimal compensation.

Our business operates primarily in Chinese Renminbi (“RMB”), but we report our results in our SEC filings in U.S. Dollars.  The conversion of our accounts from RMB to Dollars results in translation adjustments.  While our net income is added to the retained earnings on our balance sheet; the translation adjustments are added to a line item on our balance sheet labelled “accumulated other comprehensive income,” since it is more reflective of changes in the relative values of U.S. and Chinese currencies than of the success of our business.  During fiscal year 2007, the effect of converting our financial results to Dollars was to add $253,332 to our accumulated other comprehensive income. The addition during fiscal 2006, when the RMB – Dollar exchange rate was less volatile, was $62,368.

Liquidity and Capital Resources

Our operations to date have been funded primarily by capital contributions and short-term loans from our Chairman, Jianye Wang, which have been adequate to bring us to the point where we are prepared to commence full scale production.  At June 30, 2007 the balance due from Zhao Dong Jianye Fuel to Mr. Wang was $138,246.

Our working capital at June 30, 2007 totaled $2,551,030.  Included in our working capital, however, was an advance payment to Qinhuangdao Far East Petroleum Refinery Co., Ltd. in the amount of $2,630,000.  The recipient of this advance payment will be our primary source of petroleum distillate, and we made this payment in accord with Chinese custom, to enable the refinery to expand its production capacity in anticipation of doing a large amount of business with us.  If that advance payment is removed from the calculation, we had negative working capital at June 30, 2007.

In order to commence full scale operations, we will need approximately $4,000,000 to purchase raw materials and fund our initial receivables.  On our June 30, 2007 balance sheet, we have property and equipment with a book value of $3,588,660 on which there is no lien.  We expect that some amount of the funds that we require can be obtained by pledging those assets to secure a loan.  The remainder, however, will be obtained from the sale of equity.  To date we have no commitment from any source for either debt or equity financing.

Off-Balance Sheet Arrangements

Neither American Jianye nor Zhao Dong Jianye Fuel has any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on their financial condition or results of operations.

Risk Factors That May Affect Future Results

You should carefully consider the risks described below before buying our common stock.  If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Because we have not yet commenced our full scale production operations, unexpected factors may hamper our efforts to implement our business plan.

Our business plan contemplates that we will become a fully-integrated refiner and marketer of methanol-based fuel oil.  To date, however, we have produced and marketed our fuels only in sample quantities.  If the necessary funding can be obtained, we will commence operations on a much larger scale.  The complexity of this undertaking means that we are likely to face many challenges, some of which are not yet foreseeable.  Problems may occur with our raw material acquisition, with the roll-out of efficient manufacturing processes, and with our ability to deliver fuel efficiently.  If we are not able to minimize the costs and delays that result, our business plan may fall short of its goals, and we will be unable to achieve profitability.

The capital investments that we plan may result in dilution of the equity of our present shareholders.

Our business plan contemplates that we will invest approximately $4 million in the start-up of our full-scale operations.  We intend to raise a large portion of the necessary funds by selling equity in our company.  At present we have no commitment from any source for those funds.  We cannot determine, therefore, the terms on which we will be able to raise the necessary funds.  It is possible that we will be required to dilute the value of our current shareholders’ equity in order to obtain the funds.  If, however, we are unable to raise the necessary funds, our growth will be limited, as will our ability to compete effectively.

The Market for methanol-based fuel is not developed in China.

One of the greater challenges that we will face in the implementation of our business plan will be the development of widespread acceptance of methanol as automobile fuel.  Because our products perform as an alternative to conventional gasoline-based fuel, we will be challenged by the inertial effect of the association of gasoline with automobiles.  Until we commence widespread marketing activities, we will not know the extent to which we will be able to persuade distributors and, ultimately, consumers, to trust our fuels in their automobiles.  If we are unable to effect a change in the public concept of automobile fuel, our business plan may fail.

Zhao Dong Jianye Fuel’s profitability will be dependent on market prices for methanol, ethanol and gasoline.

Zhao Dong Jianye Fuel’s profitability and financial condition will be significantly affected by the selling price for methanol-based fuel.  That price, in turn, will depend on the market prices for competitive products, specifically gasoline and ethanol.

Uncontrolled market forces ultimately drive the price and supply of each of these fuels.  Factors that affect these market prices include the level of consumer product demand, governmental regulations and taxes, the level of foreign imports of oil and natural gas, and the overall economic environment. Significant declines in world wide prices for oil could have a material adverse effect on our success in introducing methanol-based fuels.

Zhao Dong Jianye Fuel creates products that may have harmful effects on the environment if not stored and handled properly prior to use, which could result in significant liability and compliance expense.

The distribution of methanol-based fuel involves the controlled use of materials that are hazardous to the environment. Zhao Dong Jianye Fuel cannot eliminate the risk of accidental contamination or discharge and any resulting problems that occur. Government regulations govern the use, manufacture, storage, handling and disposal of these materials. Zhao Dong Jianye Fuel may be named a defendant in any suit that arises from the improper handling, storage or disposal of these products. Zhao Dong Jianye Fuel could also be subject to civil damages in the event of an improper or unauthorized release of, or exposure of individuals to, hazardous materials. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair Zhao Dong Jianye Fuel’ research, development and production efforts.

An increase in raw material prices could increase Zhao Dong Jianye Fuel’s costs and decrease its profits.

Changes in the cost of raw materials could significantly affect Zhao Dong Jianye Fuel’s business. Although the cost of methanol has traditionally been relatively stable, increased use of methanol for fuel would create increased demand and could introduce volatility into the market for methanol.  Our other two primary raw materials, gasoline distillate and ethanol, already trade in volatile markets.  The market price for gasoline distillate is a function of the market price of oil, which has been highly volatile in recent years.  The market price of ethanol depends primarily on the availability of feedstock, which again has become volatile in recent years due to the heightened demand caused by the widespread acceptance of ethanol as a fuel supplement.   Increased prices in any of these markets could decrease Zhao Dong Jianye Fuel’s profitability.  Zhao Dong Jianye Fuel does not expect to enter into hedging contracts with respect to raw material prices, but will rely on its Chairman’s network of industry relationships to obtain the best available prices.

Reliance on third party suppliers for raw materials may affect  Zhao Dong Jianye Fuel’s production and profitability.

To date, Zhao Dong Jianye Fuel has no binding commitments for the supply of raw materials, although it has established a favourable relationship with its primary distillate supplier by making a large advance payment.  Even as it develops supply arrangements, Zhao Dong Jianye Fuel’s suppliers could terminate the contracts and sell to other buyers, or enter into the methanol-based fuel production business in direct competition with Zhao Dong Jianye Fuel.

If Zhao Dong Jianye Fuel’s suppliers do not perform their obligations as agreed, Zhao Dong Jianye Fuel will not be able to maintain its refinery operations at an efficient level, and may itself default in satisfying deliver orders, all of which would adversely affect Zhao Dong Jianye Fuel’ profitability.

Increased government regulation of our production and/or marketing operations could diminish our profits.

The fuel production and supply business is highly regulated.  Government authorities are concerned with effect of fuel distribution on the national and local economy.  To achieve optimal availability of fuel, governments regulate many key elements of both production and distribution of fuel.  Increased government regulation may affect our business in ways that cannot be predicted at this time, potentially involving price regulation, distribution regulation, and regulation of manufacturing processes.  Any such regulation or a combination could have an adverse effect on our profitability.

In addition, the day-to-day operations of our business will require frequent interaction with representatives of the Chinese government institutions.  The national, provincial and local governments in the People’s Republic of China are highly bureaucratized.  The effort to obtain the registrations, licenses and permits necessary to carry out our business activities can be daunting.  Significant delays can result from the need to obtain governmental approval of our activities.  These delays can have an adverse effect on the profitability of our operations.  In addition, compliance with regulatory requirements applicable to fuel manufacturing and distribution may increase the cost of our operations, which would adversely affect our profitability.

Our business and growth will suffer if we are unable to hire and retain key personnel that are in high demand.

Our future success depends on our ability to attract and retain highly skilled engineers, chemists, industrial technicians, production supervisors, and marketing personnel.  In general, qualified individuals are in high demand in China, and there are insufficient experienced personnel to fill the demand.  In a specialized scientific field, such as ours, the demand for qualified individuals is even greater.  If we are unable to successfully attract or retain the personnel we need to succeed, we will be unable to implement our business plan.

We may have difficulty establishing adequate management and financial controls in China.

The People’s Republic of China has only recently begun to adopt the management and financial reporting concepts and practices that investors in the United States are familiar with.  We may have difficulty in hiring and retaining employees in China who have the experience necessary to implement the kind of management and financial controls that are expected of a United States public company.  If we cannot establish such controls, we may experience difficulty in collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards.

Capital outflow policies in China may hamper our ability to pay dividends to shareholders in the United States.

The People’s Republic of China has adopted currency and capital transfer regulations. These regulations require that we comply with complex regulations for the movement of capital. Although Chinese governmental policies were introduced in 1996 to allow the convertibility of RMB into foreign currency for current account items, conversion of RMB into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange. We may be unable to obtain all of the required conversion approvals for our operations, and Chinese regulatory authorities may impose greater restrictions on the convertibility of the RMB in the future. Because most of our future revenues will be in RMB, any inability to obtain the requisite approvals or any future restrictions on currency exchanges will limit our ability to pay dividends to our shareholders.

Currency fluctuations may adversely affect our operating results.

Zhao Dong Jianye Fuel generates revenues and incurs expenses and liabilities in Renminbi, the currency of the People’s Republic of China.  However, as a subsidiary of Standard Commerce, it will report its financial results in the United States in U.S. Dollars.  As a result, our financial results will be subject to the effects of exchange rate fluctuations between these currencies.  From time to time, the government of China may take action to stimulate the Chinese economy that will have the effect of reducing the value of Renminbi.  In addition, international currency markets may cause significant adjustments to occur in the value of the Renminbi.  Any such events that result in a devaluation of the Renminbi versus the U.S. Dollar will have an adverse effect on our reported results.  We have not entered into agreements or purchased instruments to hedge our exchange rate risks.

We have limited business insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products, and do not, to our knowledge, offer business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Moreover, while business disruption insurance is available, we have determined that the risks of disruption and cost of the insurance are such that we do not require it at this time. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

Standard Commerce is not likely to hold annual shareholder meetings in the next few years.

Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved.  The current members of the Board of Directors were appointed to that position by the previous directors.  If other directors are added to the Board in the future, it is likely that the current directors will appoint them.  As a result, the shareholders of Standard Commerce will have no effective means of exercising control over the operations of Standard Commerce.

Executive Compensation

Information regarding the compensation paid to the executive officers of Standard Commerce during the past two fiscal years is set forth in Part I, Item 6 of Standard Commerce’s Registration Statement on Form 10-SB, which was filed with the Securities and Exchange Commission on March 12, 2007.  None of the individuals who served as officers of Standard Commerce during the past three fiscal years will remain an officer or director of Standard Commerce.

The table below itemizes the compensation paid to Jianye Wang by Zhao Dong Jianye Fuel for services during the three fiscal years since Zhao Dong Jianye Fuel was organized.  There was no officer of Zhao Dong Jianye Fuel whose salary and bonus for services rendered during the year ended June 30, 2007 exceeded $100,000.

	Fiscal Year	Salary	Other Compensation
Jianye Wang	20071)	$40,000	$20,000
	2006	$40,000	$20,000
	2005	-	-

Employment Agreements

Jianye Wang serves on an at-will basis.

Related Party Transactions

Our Chairman, Jianye Wang, has a majority equity interest in Heilongjiang Jianye Fuel Co., Ltd.  Approximately 70% of the revenue realized by Zhao Dong Jianye Fuel results from sales to Heilongjiang Jianye Fuel Co., Ltd.  The parties have this arrangement because Zhao Dong Jianye Fuel has not yet received the government authorization necessary for issuing certain ivoices.  For that reason, the sales are processed through Heilongjiang Jianye Fuel Co., which has the requisite government authorization.

Jianye Wang also loans money to Zhao Dong Jianye Fuel from time to time to provide it working capital.  At June 30, 2007 the balance due from Zhao Dong Jianye Fuel to Jianye Wang was $138,246.  Mr. Wang expects to continue to provide working capital loans to Zhao Dong Jianye Fuel until it obtains adequate financing.  The loans are due on demand and do not bear interest.

Other than the aforesaid relationship, Jianye Wang has not engaged in any transaction with Standard Commerce, American Jianye or Zhao Dong Jianye Fuel during the past two fiscal years or the current fiscal year that had a transaction value in excess of $60,000.

Description of Securities

Standard Commerce is authorized to issue:

➢

200,000,000 shares of Common Stock, $.001 par value per share, of which 194,850,000 shares are outstanding; and

➢

1,000,000 shares of Preferred Stock, none of which are outstanding.

Common Stock.  Holders of the Common Stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders.  There is no cumulative voting in the election of directors.  Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors with respect to the Common Stock out of funds legally available therefor and, in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities.  The holders of Common Stock have no pre-emptive or conversion rights and are not subject to further calls or assessments.  There are no redemption or sinking fund provisions applicable to the Common Stock.

Preferred Stock.  The Board of Directors of Standard Commerce is authorized to designate the preferred stock in classes, and to determine the rights, privileges and limitations of the shares in each class.

Market Price and Dividends on Standard Commerce Common Equity and Other Shareholder Matters

Information regarding the market price of Standard Commerce common equity, payment of dividends, and other shareholder matters is set forth in Part II, Item 1 of Standard Commerce’s Registration Statement on Form 10-SB, which was filed with the Securities and Exchange Commission on March 12, 2007.

Legal Proceedings

Neither Standard Commerce nor American Jianye nor Zhao Dong Jianye Fuel is party to any material legal proceedings.

Changes in and Disagreements with Accountants

Not applicable.

Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

Our Certificate of Incorporation provides that Standard Commerce may indemnify its directors, and shall provide for advancement of the expenses of such persons, to the extent provided by §145 of the General Corporation Law.

Our Bylaws provides that Standard Commerce shall indemnify its directors, and shall provide for advancement of the expenses of such persons, to the extent provided by §145 of the General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, employees or agents of Standard Commerce pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by Standard Commerce of expenses incurred or paid by a director, officer, employee or agent of Standard Commerce in the successful defence of any  proceeding) is asserted by such director, officer, employee or agent in connection with the securities being registered, Standard Commerce will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 9.01

Financial Statements and Exhibits

Financial Statements

Page

Audited financial statements of American Jianye Ethanol Company,

    Ltd. for the period from inception to June 30, 2007.................

.......................F-1

Audited financial statements of Zhao Dong Jianye Fuel Co.,

    Ltd. for the years ended June 30, 2007 and 2006……..……

.......................F-10

Exhibits

10-a     Merger Agreement dated November 12, 2007 among Standard Commerce, Inc., Jianye Acquisition Corp., and American Jianye Ethanol Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 13, 2007

STANDARD COMMERCE, INC.

By: /s/ Jianye Wang________________

      Jianye Wang, Chief Executive Officer

AMERICAN JIANYE ETHANOL COMPANY, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

JUNE 30, 2007

AMERICAN JIANYE ETHANOL COMPANY, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

JUNE 30, 2007

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm…………………......F-3

Balance Sheet…………………………………………………………………F-4

Notes to Financial Statements…………………………………………………F-8

Report of Independent Registered Public Accounting Firm

To the Board of Directors

American Jianye Ethanol Company, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of American Jianye Ethanol Company, Inc. (a Delaware Corporation in the Development Stage) as of June 30, 2007, and the related statements of operations, changes in stockholder’s equity (deficit) and cash flows for the period from March 15, 2007 (Date of Inception) to June 30, 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Jianye Ethanol Company, Inc. as of June 30, 2007, and the results of their operations and cash flows for the period from March 15, 2007 (Date of Inception) to June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has no revenues with which to support its cost of operations, and there are no guarantees that the Company will be able to secure financing until a source of revenue can be established.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Patrizio & Zhao, LLC

Patrizio & Zhao, LLC

Parsippany, New Jersey

November 12, 2007

AMERICAN JIANYE ETHANOL COMPANY, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

JUNE 30, 2007

ASSETS

CURRENT ASSETS
Cash	$ -

Total Current Assets	$ -

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accrued expenses	$ 500

Total Current Liabilities	500

STOCKHOLDER’S EQUITY
Common stock, $.0001, par value
100,000,000 shares authorized
-0- shares issued and outstanding	-
Additional paid-in capital	474

Deficit accumulated during the development stage	(974)

Total Stockholder’s Equity (Deficit)	(500)

Total Liabilities and Stockholder’s Equity	$ -

The accompanying notes are an integral part of these financial statements.

AMERICAN JIANYE ETHANOL COMPANY, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM MARCH 15, 2007

(DATE OF INCEPTION) TO JUNE 30, 2007

REVENUE	$ -

COST OF GOODS SOLD AND EXPENSES	974

NET LOSS	($ 974)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	( .00)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING, BASIC AND DILUTED	-

The accompanying notes are an integral part of these financial statements.

AMERICAN JIANYE ETHANOL COMPANY, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

FOR THE PERIOD FROM MARCH 15, 2007

(DATE OF INCEPTION) TO JUNE 30, 2007

Deficit
	Common Stock			Accumulated	Total
		0.0001	Additional	During	Stockholder’s
		Stated	Paid-in	Development	Equity
	Shares	Value	Capital	Stage	(Deficit)

BALANCE – MARCH 15, 2007	-	$ -	$ -	$ -	$ -

Capital contribution	-	-	474	-	474

Net Loss	-	-	-	(974)	(974)

BALANCE – JUNE 30, 2007	-	$	$ 474	($ 974)	($ 974)

The accompanying notes are an integral part of these financial statements.

AMERICAN JIANYE ETHANOL COMPANY, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MARCH 15, 2007

(DATE OF INCEPTION) TO JUNE 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	($ 974)
Adjustment to reconcile net loss to net cash used by
operating activities:
Changes in assets and liabilities:
Accrued expenses	500
Total Adjustments	500

Net Cash Used By Operating Activities	(474)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution	474

Net Cash Provided By Financing Activities	474

NET INCEASE IN CASH AND CASH EQUIVALENTS	-

CASH AND CASH EQUIVALENTS – BEGINNING	-

CASH AND CASH EQUIVALENTS – ENDING	$ -

The accompanying notes are an integral part of these financial statements.

AMERICAN JIANYE ETHANOL COMPANY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2007

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated in the state of Delaware on March 15, 2007, for the purpose of seeking investment opportunities in the People’s Republic of China (‘PRC”).

BASIS OF PRESENTATION

The Company is currently a development stage enterprise reporting under the provisions of Statements on Financial Accounting Standards (“SFAS”) No. 7. Those standards require the Company to disclose activity since the date of inception.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING BASIS

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

CASH AND CASH EQUIVALENTS

In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows”, the Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of financial instruments, including cash, accounts payable and accrued expenses, approximate fair value due to the short-term nature of these items.

EARNINGS PER SHARE

The basic earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. Diluted weighted average number of shares outstanding is the basic weighted average number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. The Company has not issued any options, warrants or similar securities since inception.

DEFERRED INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (“SFAS 109”) which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  In addition, SFAS 109 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

AMERICAN JIANYE ETHANOL COMPANY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not established any source of revenue to cover its operating costs.  If the Company is unable to obtain revenue producing contracts or financing, or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 – STOCKHOLDER’S EQUITY

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $.0001. For the period ended June 30, 2007 the Company issued a total of -0- shares in excess of the stated par value. As of June 30, 2007, the Company has not issued any shares of its preferred stock.

NOTE 5 – INCOME TAXES

There is no provision for income taxes for the period ended June 30, 2007 as the Company is a development stage enterprise and has incurred losses.

NOTE 6 – SUBSEQUENT EVENTS

On November 1, 2007, the Company purchased Zhao Dong Jian Ye Fuel Co., Ltd. through the issuance of a note payable of $5.5 million.

ZHAO DONG JIAN YE FUEL CO., LTD.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

JUNE 30, 2007 AND 2006

ZHAO DONG JIAN YE FUEL CO., LTD.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

JUNE 30, 2007 AND 2006

FINANCIAL STATEMENTS

Statements of Cash Flows…………………………………………………….F-16

Notes to Financial Statements…………………………………………………F-17

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Zhao Dong Jian Ye Fuel Co., Ltd.

We have audited the accompanying balance sheet of Zhao Dong Jian Ye Fuel Co., Ltd. (a development stage company) as of June 30, 2007, and the related statements of operations and comprehensive income, stockholders’ equity, and cash flows for the years ended June 30, 2007 and 2006.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zhao Dong Jian Ye Fuel Co., Ltd. (a development stage company) as of June 30, 2007, and the results of their operations and comprehensive income and cash flows for the years ended June 30, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has incurred an operating loss, has negative operating cash flows, and revenues have decreased significantly from the prior year.  These conditions raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Patrizio & Zhao, LLC

Patrizio & Zhao, LLC

Parsippany, New Jersey

August 21, 2007

ZHAO DONG JIAN YE FUEL CO., LTD.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF JUNE 30, 2007

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 561
Advances to suppliers	2,630,000
Due from shareholders	15,296
Inventory	160,997
Prepaid VAT, net	18,938
Other current assets	1,292
Total Current Assets	2,827,084

PROPERTY AND EQUIPMENT, NET	3,588,660

OTHER ASSETS
Intangibles, net	57,876
Deferred production costs	242,881
Total Other Assets	300,757

Total Assets	$ 6,716,501

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 67,088
Due to related parties	138,246
Other payables	70,573
Other current liabilities	147
Total Current Liabilities	276,054

STOCKHOLDERS’ EQUITY
Capital contribution	121,000
Additional paid-in capital	6,148,413
Deficit accumulated during the development stage	(144,666)
Accumulated other comprehensive income	315,700
Total Stockholders’ Equity	6,440,447

Total Liabilities and Stockholders' Equity	$ 6,716,501

The accompanying notes are an integral part of these financial statements.

ZHAO DONG JIAN YE FUEL CO., LTD.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

			For the Period From
	For the Years Ended		April 8, 2004
	June 30,		(Date of Inception) to
	2007	2006	June 30, 2007

SALES	$ 61,555	$ 541,103	$665,013

COST OF GOODS SOLD	61,605	531,105	631,089

GROSS PROFIT	(50)	9,998	33,924

EXPENSES
Selling, general and administrative	63,276	101,259	183,442

LOSS FROM OPERATIONS	(63,326)	(91,261)	(149,518)

OTHER INCOME (EXPENSE)
Other income	5,215	-	4,852

Total Other Income (Expense)	5,215	-	4,852

INCOME BEFORE PROVISION FOR INCOME TAX	(58,111)	(91,261)	(144,666)

PROVISION FOR INCOME TAX	-	-	-

NET LOSS	(58,111)	(91,261)	(144,666)

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	253,332	62,368	315,700

COMPREHENSIVE INCOME (LOSS)	$ 195,221	($ 28,893)	$171,034

The accompanying notes are an integral part of these financial statements.

ZHAO DONG JIAN YE FUEL CO., LTD.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM APRIL 8, 2004 (DATE OF INCEPTION) TO JUNE 30, 2007

				Accumulated
		Additional		other	Total
	Capital	Paid-in	Accumulated	Comprehensive	Stockholders’
	Contribution	Capital	Deficit	Income	Equity

Balance at April 8, 2004	$ -	$ -	$ -	$ -	$ -
(Date of Inception)

Net loss	-	-	(4,830)	-	(4,830)

Additional paid-in capital	1,089,000	14,193	-	-	1,103,193

Balance at June 30, 2004	$1,089,000	$ 14,193	($ 4,830)	$ -	$1,098,363

Net income	-	-	9,536	-	9,536

Balance at June 30, 2005	$1,089,000	$ 14,193	$ 4,706	$ -	$1,107,899

Net loss	-	-	(91,261)	-	(91,261)

Additional paid-in capital	-	2,604,420	-	-	2,604,420

Other comprehensive income	-	-	-	62,368	62,368

Balance at June 30, 2006	$1,089,000	$2,618,613	($ 86,555)	$ 62,368	$3,683,426

Net loss	-	-	(58,111)	-	(58,111)

Reclassification of capital
to additional paid-in capital	(968,000)	968,000	-	-	-

Additional paid-in capital	-	2,561,800	-	-	2,561,800

Other comprehensive income	-	-	-	253,332	253,332

Balance at June 30, 2007	$ 121,000	$6,148,413	($144,666)	$315,700	$6,440,447

The accompanying notes are an integral part of these financial statements.

ZHAO DONG JIAN YE FUEL CO., LTD.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

			For the Period From
	For the Years Ended		April 8, 2004
	June 30,		(Date of Inception) to
	2007	2006	June 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	($ 58,111)	($ 91,261)	($ 144,666)
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation and amortization	81,658	80,050	264,245
Changes in current assets and current liabilities:
Accounts receivable	-	13,671	333
Advances to suppliers	(2,561,800)	-	(2,561,800)
Inventory	(34,361)	17,892	(149,608)
Prepaid VAT	(18,457)	14,536	(18,093)
Other current assets	(128)	(2,087)	(1,246)
Deferred production costs	(98,382)	(15,452)	(214,675)
Accounts payable and accrued expenses	56,400	(14,349)	65,729
Due to related parties	98,396	(4,258)	132,550
Other payable	(143)	-	(143)
Other current liabilities	(7,400)	(19,843)	64,313
Total Adjustments	(2,484,217)	70,160	(2,418,395)

Net Cash Used by Operating Activities	(2,542,328)	(21,101)	(2,563,061)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(31,022)	(1,563,892)	(3,606,714)
Additions to intangible assets	-	-	(60,863)

Net Cash Used by Investing Activities	(31,022)	(1,563,892)	(3,667,577)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to shareholders	11,351	(1,018,817)	(38,256)
Capital contributions	2,561,800	2,604,420	6,269,413

Net Cash Provided by Financing Activities	2,573,151	1,585,603	6,231,157

EFFECT OF FOREIGN CURRENCY TRANSLATION
ON CASH	32	10	42

NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS	(167)	620	561

CASH AND CASH EQUIVALENTS – BEGINNING	728	108	-

CASH AND CASH EQUIVALENTS – ENDING	$ 561	$ 728	$ 561

The accompanying notes are an integral part of these financial statements.

ZHAO DONG JIAN YE FUEL CO., LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2007 AND 2006

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Zhao Dong Jian Ye Fuel Co., Ltd. (the “Company”) was formed on April 8, 2004, under the corporate laws of the People’s Republic of China (“PRC”).  Its primary business is to manufacture and distribute alternative fuel for automobile use.  The Company is located in the City of Harbin, Heilongjiang Province, PRC.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the Unites States of America (GAAP).

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures at the date of the financial statements and during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” the Company considers all highly liquid instruments with original maturities of three months or less to be cash and cash equivalents.

INVENTORY

Inventory is stated at the lower of weighted average cost or market, which takes into account historical prices on a continuing basis.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciation is provided using the straight-line method over 5, 10 and 15 years, respectively. The carrying value of long lived assets is evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. If necessary, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. Fair value is based upon current and anticipated future undiscounted cash flows. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized. Based upon its most recent analysis, the Company believes that no impairment of property and equipment exists for the year ended June 30, 2007.

VALUATION OF LONG-LIVED ASSETS

The Company adopted Statement of Financial Accounting Standards No. 144,  “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets Per SFAS 144, the Company is required to periodically evaluate the carrying value of long-lived assets and to record an impairment loss when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts.

ZHAO DONG JIAN YE FUEL CO., LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2007 AND 2006

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

VALUATION OF LONG-LIVED ASSETS (continued)

In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company concluded that as of June 30, 2007 and 2006 there were no significant impairments of its long-lived assets.

INTANGIBLE ASSETS

Intangible assets consist of “Rights to use land” for 32 years.  The method to amortize intangible assets is a 32-year straight-line method. The Company also evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows.  Recoverability of intangible assets, other long-lived assets and goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles.  If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

REVENUE RECOGNITION

The Company recognizes revenue at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured.

ADVERTISING COSTS

The Company expenses the cost of advertising as incurred.  Advertising costs for the years ended June 30, 2007 and 2006 were insignificant.

INCOME TAXES

Deferred income taxes are computed using the asset and liability method, such that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between financial reporting amounts and the tax basis of existing assets and liabilities based on currently enacted tax laws and tax rates in effect in the People’s Republic of China for the periods in which the differences are expected to reverse. Income tax expense is the tax payable for the period plus the change during the period in deferred income taxes. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. No differences were noted between the book and tax bases of the Company’s assets and liabilities, respectively. Therefore, there are no deferred tax assets or liabilities for the years ended June 30, 2007 and 2006.

The Company is subject to PRC Enterprise Income Tax at a rate of 33% on net income.

VALUE ADDED TAX

The Company is subject to value added tax (“VAT”) for manufacturing products.  The applicable VAT tax rate is 17% for products sold in the PRC.  The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases (input VAT).  Normally, output VAT is recorded as a payable, but when the Company has more purchases than sales, input VAT is recorded as an asset.

ZHAO DONG JIAN YE FUEL CO., LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2007 AND 2006

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company considers the carrying amounts reported in the balance sheet for current assets and current liabilities qualifying as financial instruments and approximating fair value.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

The financial position and results of operations of the Company are determined using local currency (Chinese Yuan) as the functional currency.  Assets and liabilities are translated at the prevailing exchange rate in effect at each year end. Income statement accounts are translated at the average exchange rate during the year.  Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in shareholders' equity.  Gains and losses resulting from foreign currency transactions are included in operations.

RECENT ACCOUNTING PRONOUNCEMENTS

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No.48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes”, an interpretation of FASB Statement No.109 (“SFAS 109”). The interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS 109, “Accounting for Income Taxes.” It prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of tax position taken or expected to be taken on a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement did not have a material impact on the Company’s financial statements.

In September 2006, the FASB issued SFAS No.157, “Fair Value Measurements” (SFAS 157), which provides guidance for how companies should measure fair value when required to use a fair value measurement for recognition or disclosure purposes under generally accepted accounting principles (GAAP). SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact, if any, that the adoption of SFAS 157 will have on its financial statements.

NOTE 3 – GOING CONCERN

The Company is currently a development stage enterprise.  The accompanying financial statements have been prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  Since inception, the Company has been engaged in product development and market testing of its products.  The Company has not established enough sources of revenue to cover its operating costs and has incurred accumulated losses and negative operating cash flows of $144,666 and $2,563,061, respectively as of June 30, 2007.  The uncertainty related to these conditions raises substantial doubt about its ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 – ADVANCES TO SUPPLIERS

As a common business practice in China, the Company is required to make advance payments to certain suppliers for construction.  Such advances are interest-free and unsecured.

ZHAO DONG JIAN YE FUEL CO., LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2007 AND 2006

NOTE 5 – DUE FROM SHAREHOLDERS

Loans from shareholders are short-term in nature, on demand, unsecured and non-interest bearing.

NOTE 6 – INVENTORY

Inventory at June 30, 2007 consisted of the following:

Raw materials	$ 97,239
Packaging supplies	1,739
Finished goods	62,019

$160,997

NOTE 7– PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2007 consisted of the following:

Property and equipment	$3,876,441
Less: accumulated depreciation	287,781

$3,588,660

Depreciation expense for the years ended June 30, 2007 and 2006 was $79,644 and $78,101, respectively.

NOTE 8– INTANGIBLE ASSETS

Net intangible assets at June 30, 2007 were as follows:

Rights to use land	$66,145
Accumulated amortization	(8,269)

$57,876

Amortization expense for the years ended June 30, 2007 and 2006 amounted to $2,014 and $ 1,949, respectively.

The following is a list of approximate amortization expense for the Company’s intangible assets over their useful lives:

2008	$2,014
2009	2,014
2010	2,014
2011	2,014
2012	2,014
2013 and thereafter	47,806

Total	$57,876

ZHAO DONG JIAN YE FUEL CO., LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

NOTE   9 – DEFERRED PRODUCTION COST

The deferred production cost represents depreciation taken of factory building and manufacturing equipment. As the Company is still in the development stage, such depreciation will benefit future periods. In accordance with SFAS 7 “Accounting and Reporting by Development Stage Enterprises”, the production cost is capitalized and amortized over 3 years using straight-line method.

NOTE 10 – RELATED PARTY TRANSACTONS

The Company and its affiliated entities constantly borrow money from each other.  The balance due to these entities at June 30, 2007 was $138,246.

The Company purchases and sells to one affiliated entity. For the years ended June 2007 and 2006, the Company purchased raw materials from this particular entity in the amount of $77,922 and $69,559, respectively. The Company sold to the same entity products in the amount of $42,806 and $300,399 for the years ended June 2007 and 2006, respectively.

NOTE 11 – OTHER PAYABLE

Other payable represents a short-term loan from a third party individual for purchasing raw materials. It is unsecured and non-interest bearing.

NOTE 12 – EMPLOYEE WELFARE PLAN

The Company has established an employee welfare plan in accordance with Chinese law and regulations. The Company makes annual contributions of 14% of all employees' salaries to the employee welfare plan.

NOTE 13 – STATUTORY COMMON WELFARE FUND

As stipulated by the People’s Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

(i)

Making up cumulative prior years’ losses, if any;

(ii)

Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

(iii)

Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's “Statutory common welfare fund”, which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees

Allocations to the discretionary surplus reserve must be approved by the Company’s Board of Directors.

NOTE 14 – RISK FACTORS

The Company had one major vendor (the related party in Note 9) who provided approximately 57% and 16% of the Company’s raw materials for the years ended June 30, 2007 and 2006, respectively. Total purchases from this vendor were $77,922 and $69,559 for the years ended June 30, 2007 and 2006, respectively.

One major customer (the related party in Note 9) accounted for approximately 69% and 59% of the net revenue for the years ended June 30, 2007 and 2006, respectively. Total sales to this customer were $42,806 and $300,399, for the years ended June 30, 2007 and 2006, respectively.

ZHAO DONG JIAN YE FUEL CO., LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

NOTE 14 – RISK FACTORS (continued)

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 15 – CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to credit risk consist principally of cash on deposit with a financial institution of $24.

NOTE 16 – SUBSEQUENT EVENTS

None.